Exhibit 99.1

The Chefs’ Warehouse Reports Third Quarter 2023 Financial Results
Ridgefield, CT, November 1, 2023 - The Chefs’ Warehouse, Inc. (NASDAQ: CHEF) (the “Company” or “Chefs’”), a premier distributor of specialty food products in the United States, Middle East, and Canada, today reported financial results for its third quarter ended September 29, 2023.

Financial highlights for the third quarter of 2023:

•Net sales increased 33.2% to $881.8 million for the third quarter of 2023 from $661.9 million for the third quarter of 2022.
•GAAP net income was $7.3 million, or $0.19 per diluted share, for the third quarter of 2023 compared to $8.3 million, or $0.21 per diluted share, in the third quarter of 2022.
•Adjusted net income per share1 was $0.33 for the third quarter of 2023 compared to $0.41 for the third quarter of 2022.
•Adjusted EBITDA1 was $50.3 million for the third quarter of 2023 compared to $41.0 million for the third quarter of 2022.

“Third quarter business activity improved sequentially within the quarter, following a softer than expected July and August primarily due to the placement of the 4th holiday and observed higher than anticipated overseas travel. Coming out of the summer season, the demand and pricing environment improved as more typical seasonal trends emerged”, said Christopher Pappas, Chairman and Chief Executive of the Company. “As we moved into September, we saw significant sequential improvement in gross profit margins across our markets and we expect this trend to continue as we move into the fourth quarter and new year. I would like to thank our teams across Chefs’ Warehouse for delivering strong growth in customer acquisition, placement growth and volume growth during the quarter. We remain focused on providing our customers with the highest-quality product and high-touch service as we continue to grow categories, integrate our recent acquisitions, and drive organic growth across domestic and international markets.”

Third Quarter Fiscal 2023 Results

Net sales for the third fiscal quarter of 2023 which ended September 29, 2023 increased 33.2% to $881.8 million from $661.9 million for the third fiscal quarter of 2022 which ended September 23, 2022. Organic sales increased $46.9 million, or 7.1% versus the prior year quarter. Sales growth of $172.9 million, or 26.1%, resulted from acquisitions. Organic case count increased approximately 9.1% in the Company’s specialty category with unique customers and placements increases at 10.8% and 14.2%, respectively, compared to the prior year quarter. Organic pounds sold in the Company’s center-of-the-plate category increased approximately 6.6% compared to the prior year quarter. Estimated inflation was 1.6% in the Company’s specialty categories and 3.1% in the center-of-the-plate categories compared to the prior year quarter.
Gross profit increased approximately 31.6% to $207.7 million for the third quarter of 2023 from $157.8 million for the third quarter of 2022. Gross profit margin decreased approximately 29 basis points to 23.6% from 23.8%. Gross margin in the Company’s specialty category decreased 84 basis points and gross margin decreased 104 basis points in the Company’s center-of-the-plate category compared to the prior year quarter.

Selling, general and administrative expenses increased by approximately 37.9% to $179.6 million for the third quarter of 2023 from $130.3 million for the third quarter of 2022. The increase was primarily due to higher costs associated with compensation and benefits, facility costs and distribution costs to support sales growth in the current quarter. As a percentage of net sales, operating expenses were 20.4% in the third quarter of 2023 compared to 19.7% in the third quarter of 2022.
1EBITDA, Adjusted EBITDA, adjusted net income (loss) and adjusted net income (loss) per share are non-GAAP measures. Please see the schedules accompanying this earnings release for a reconciliation of EBITDA, Adjusted EBITDA, and adjusted net income (loss) to these measures’ most directly comparable GAAP measure.

Operating income for the third quarter of 2023 was $25.5 million compared to $22.1 million for the third quarter of 2022. The increase in operating income was driven primarily by higher gross profit and lower other operating costs, partially offset by higher selling, general and administrative expense, as discussed above. As a percentage of net sales, operating income was 2.9% in the third quarter of 2023 as compared to operating income of 3.3% in the third quarter of 2022.

Income tax expense was $6.8 million for the third quarter of 2023 compared to $3.1 million for the third quarter of 2022. The higher effective tax rate in the third quarter of 2023 was primarily driven by a $2.1 million charge in the current period for return-to-provision adjustments related to prior year returns.

Net income for the third quarter of 2023 was $7.3 million, or $0.19 per diluted share, compared to net income of $8.3 million, or $0.21 per diluted share, for the third quarter of 2022.

Adjusted EBITDA1 was $50.3 million for the third quarter of 2023 compared to $41.0 million for the third quarter of 2022. For the third quarter of 2023, adjusted net income1 was $13.7 million, or $0.33 per diluted share compared to adjusted net income of $16.4 million, or $0.41 per diluted share for the third quarter of 2022.

Full Year 2023 Guidance

Based on current trends in the business, the Company is providing full year financial guidance as follows:

▪Estimated net sales for the full year of 2023 will be in the range of $3.35 billion to $3.425 billion;
▪Gross profit to be between $797.0 million and $812.0 million and
▪Adjusted EBITDA to be between $188.0 million and $196.0 million

Update regarding Chefs’ Warehouse Capital Allocation plans for 2024 and 2025

▪We expect to gradually reduce capital expenditures to approximately 1% of revenue over the next 2 years to facilitate higher free cash flow conversion.
▪We are targeting 2.5x to 3.0x net debt to adjusted EBITDA leverage by year-end 2025.
▪Our Board of Directors has authorized a 2-year share repurchase program up to $100 million. We are targeting $25 million to $100 million share re-purchase by year-end 2025. The ultimate total repurchased, if any, will depend on our success in expanding our ability to allocate cash towards repurchase via amendment to our Term Loan maturing in 2029, which is currently underway, market conditions and free cash flow generation over the 2-year period.

Third Quarter 2023 Earnings Conference Call

The Company will host a conference call to discuss third quarter 2023 financial results today at 8:30 a.m. EDT. Hosting the call will be Chris Pappas, chairman and chief executive officer, and Jim Leddy, chief financial officer. The conference call will be webcast live from the Company’s investor relations website at http://investors.chefswarehouse.com. An online archive of the webcast will be available on the Company’s investor relations website.

Forward-Looking Statements

Statements in this press release regarding the Company’s business that are not historical facts are “forward-looking statements” that involve risks and uncertainties and are based on current expectations

1EBITDA, Adjusted EBITDA, adjusted net income and adjusted EPS are non-GAAP measures. Please see the schedules accompanying this earnings release for a reconciliation of EBITDA, Adjusted EBITDA, adjusted net income and adjusted EPS to these measures’ most directly comparable GAAP measure.

and management estimates; actual results may differ materially. The risks and uncertainties which could impact these statements include, but are not limited to the following: our sensitivity to general economic conditions, including disposable income levels and changes in consumer discretionary spending; our ability to expand our operations in our existing markets and to penetrate new markets through acquisitions; we may not achieve the benefits expected from our acquisitions, which could adversely impact our business and operating results; we may have difficulty managing and facilitating our future growth; conditions beyond our control could materially affect the cost and/or availability of our specialty food products or center-of-the-plate products and/or interrupt our distribution network; our distribution of center-of-the-plate products, like meat, poultry and seafood, involves exposure to price volatility experienced by those products; our business is a low-margin business and our profit margins may be sensitive to inflationary and deflationary pressures; because our foodservice distribution operations are concentrated in certain culinary markets, we are susceptible to economic and other developments, including adverse weather conditions, in these areas; fuel cost volatility may have a material adverse effect on our business, financial condition or results of operations; our ability to raise capital in the future may be limited; we may be unable to obtain debt or other financing, including financing necessary to execute on our acquisition strategy, on favorable terms or at all; interest charged on our outstanding debt may be adversely affected by changes in the method of determining the Secured Overnight Financing Rate (“SOFR”); our business operations and future development could be significantly disrupted if we lose key members of our management team; and significant public health epidemics or pandemics, including COVID-19, may adversely affect our business, results of operations and financial condition. Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made. A more detailed description of these and other risk factors is contained in the Company’s most recent annual report on Form 10-K filed with the SEC on February 28, 2023 and other reports filed by the Company with the SEC since that date. The Company is not undertaking to update any information until required by applicable laws. Any projections of future results of operations are based on a number of assumptions, many of which are outside the Company’s control and should not be construed in any manner as a guarantee that such results will in fact occur. These projections are subject to change and could differ materially from final reported results. The Company may from time to time update these publicly announced projections, but it is not obligated to do so.

About The Chefs’ Warehouse

The Chefs’ Warehouse, Inc. (http://www.chefswarehouse.com) is a premier distributor of specialty food products in the United States and Canada focused on serving the specific needs of chefs who own and/or operate some of the nation’s leading menu-driven independent restaurants, fine dining establishments, country clubs, hotels, caterers, culinary schools, bakeries, patisseries, chocolateries, cruise lines, casinos and specialty food stores. The Chefs’ Warehouse, Inc. carries and distributes more than 55,000 products to more than 40,000 customer locations throughout the United States and Canada.

Contact:
Investor Relations
Jim Leddy, CFO, (718) 684-8415

THE CHEFS’ WAREHOUSE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited; in thousands except share amounts and per share data)

	Thirteen Weeks Ended		Thirty-Nine Weeks Ended
	September 29, 2023	September 23, 2022	September 29, 2023	September 23, 2022
Net sales	$881,825	$661,856	$2,483,290	$1,822,063
Cost of sales	674,127	504,068	1,897,440	1,390,758
Gross profit	207,698	157,788	585,850	431,305

Selling, general and administrative expenses	179,614	130,255	514,793	364,828
Other operating expenses, net	2,535	5,458	8,269	10,504
Operating income	25,549	22,075	62,788	55,973

Interest expense	11,379	10,737	33,391	19,567
Income before income taxes	14,170	11,338	29,397	36,406

Provision for income tax expense	6,848	3,061	10,807	9,829

Net income	$7,322	$8,277	$18,590	$26,577

Net income per share:
Basic	$0.19	$0.22	$0.49	$0.72
Diluted	$0.19	$0.21	$0.49	$0.68

Weighted average common shares outstanding:
Basic	37,692,588	37,120,926	37,611,179	37,047,653
Diluted	45,717,496	42,044,053	39,143,774	41,942,676

THE CHEFS’ WAREHOUSE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
AS OF SEPTEMBER 29, 2023 AND DECEMBER 30, 2022
(unaudited; in thousands)

	September 29, 2023	December 30, 2022
Cash and cash equivalents	$33,058	$158,800
Accounts receivable, net	316,138	260,167
Inventories, net	312,222	245,693
Prepaid expenses and other current assets	60,199	56,200
Total current assets	721,617	720,860

Property and equipment, net	208,927	185,728
Operating lease right-of-use assets	177,092	156,629
Goodwill	344,526	287,120
Intangible assets, net	199,618	155,703
Other assets	6,262	3,256
Total assets	$1,658,042	$1,509,296

Accounts payable	$209,299	$163,397
Accrued liabilities	75,437	54,325
Short-term operating lease liabilities	22,765	19,428
Accrued compensation	30,747	34,167
Current portion of long-term debt	11,970	12,428
Total current liabilities	350,218	283,745

Long-term debt, net of current portion	689,207	653,504
Operating lease liabilities	171,207	151,406
Deferred taxes, net	9,317	6,098
Other liabilities	3,311	13,034
Total liabilities	1,223,260	1,107,787

Common stock	397	386
Additional paid in capital	352,576	337,947
Cumulative foreign currency translation adjustment	(2,142)	(2,185)
Retained earnings	83,951	65,361
Stockholders’ equity	434,782	401,509

Total liabilities and stockholders’ equity	$1,658,042	$1,509,296

THE CHEFS’ WAREHOUSE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE THIRTY-NINE WEEKS ENDED SEPTEMBER 29, 2023 AND SEPTEMBER 23, 2022
(unaudited; in thousands)

	September 29, 2023	September 23, 2022
Cash flows from operating activities:
Net income	$18,590	$26,577

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	24,167	17,667
Amortization of intangible assets	16,924	10,289
Provision for allowance for doubtful accounts	5,216	3,138
Non-cash operating lease expense	2,663	1,329
Deferred income tax provision	3,018	7,121
Amortization of deferred financing fees	3,421	1,621
Loss on debt extinguishment	—	142
Stock compensation	15,855	9,081
Change in fair value of contingent earn-out liabilities	2,850	8,358
Intangible asset impairment	1,838	—
Loss on asset disposal	(44)	17
Changes in assets and liabilities, net of acquisitions:
Accounts receivable	(27,387)	(25,402)
Inventories	(56,350)	(40,519)
Prepaid expenses and other current assets	(3,460)	(9,848)
Accounts payable, accrued liabilities and accrued compensation	18,740	21,938
Other assets and liabilities	(5,996)	238
Net cash provided by operating activities	20,045	31,747

Cash flows from investing activities:
Capital expenditures	(35,130)	(31,666)
Cash paid for acquisitions	(120,600)	(62,007)
Net cash used in investing activities	(155,730)	(93,673)

Cash flows from financing activities:
Payment of debt, finance lease and other financing obligations	(33,444)	(171,434)
Proceeds from debt issuance	—	300,000
Payment of deferred financing fees	(354)	(11,258)
Proceeds from exercise of stock options	55	69
Surrender of shares to pay withholding taxes	(2,134)	(2,584)
Cash paid for contingent earn-out liabilities	(3,650)	(2,538)
Borrowings under asset based loan facility	50,000	—
Payments under asset based loan facility	—	(20,000)
Net cash provided by financing activities	10,473	92,255

Effect of foreign currency translation on cash and cash equivalents	(530)	(59)
Net change in cash and cash equivalents	(125,742)	30,270
Cash and cash equivalents at beginning of period	158,800	115,155
Cash and cash equivalents at end of period	$33,058	$145,425

THE CHEFS’ WAREHOUSE, INC.
RECONCILIATION OF GAAP NET INCOME COMMON SHARE
(unaudited; in thousands except share amounts and per share data)

	Thirteen Weeks Ended		Thirty-Nine Weeks Ended
	September 29, 2023	September 23, 2022	September 29, 2023	September 23, 2022
Numerator:
Net income	$7,322	$8,277	$18,590	$26,577
Add effect of dilutive securities:
Interest on convertible notes, net of tax	1,369	683	403	2,048
Net income available to common shareholders	$8,691	$8,960	$18,993	$28,625
Denominator:
Weighted average basic common shares outstanding	37,692,588	37,120,926	37,611,179	37,047,653
Dilutive effect of unvested common shares	594,416	316,358	580,675	304,391
Dilutive effect of options and warrants	37,675	81,789	54,073	65,652
Dilutive effect of convertible notes	7,392,817	4,524,980	897,847	4,524,980
Weighted average diluted common shares outstanding	45,717,496	42,044,053	39,143,774	41,942,676

Net income per share:
Basic	$0.19	$0.22	$0.49	$0.72
Diluted	$0.19	$0.21	$0.49	$0.68

THE CHEFS’ WAREHOUSE, INC.
RECONCILIATION OF EBITDA AND ADJUSTED EBITDA TO NET INCOME
(unaudited; in thousands)

	Thirteen Weeks Ended		Thirty-Nine Weeks Ended
	September 29, 2023	September 23, 2022	September 29, 2023	September 23, 2022
Net income	$7,322	$8,277	$18,590	$26,577
Interest expense	11,379	10,737	33,391	19,567
Depreciation	8,485	5,912	24,167	17,667
Amortization	6,468	3,470	16,924	10,289
Provision for income tax expense	6,848	3,061	10,807	9,829
EBITDA (1)	40,502	31,457	103,879	83,929

Adjustments:
Stock compensation (2)	5,274	3,099	15,855	9,081
Other operating expenses, net (3)	2,534	5,458	8,269	10,504
Duplicate rent (4)	1,959	991	6,019	4,277
Moving expenses (5)	10	—	196	—
Adjusted EBITDA (1)	$50,279	$41,005	$134,218	$107,791

1.We are presenting EBITDA and Adjusted EBITDA, which are not measurements determined in accordance with the U.S. generally accepted accounting principles, or GAAP, because we believe these measures provide additional metrics to evaluate our operations and which we believe, when considered with both our GAAP results and the reconciliation to net income, provide a more complete understanding of our business than could be obtained absent this disclosure. We use EBITDA and Adjusted EBITDA, together with financial measures prepared in accordance with GAAP, such as revenue and cash flows from operations, to assess our historical and prospective operating performance and to enhance our understanding of our core operating performance. The use of EBITDA and Adjusted EBITDA as performance measures permits a comparative assessment of our operating performance relative to our performance based upon GAAP results while isolating the effects of some items that vary from period to period without any correlation to core operating performance or that vary widely among similar companies.
2.Represents non-cash stock compensation expense associated with awards of restricted shares of our common stock and stock options to our key employees and our independent directors.
3.Represents non-cash changes in the fair value of contingent earn-out liabilities related to our acquisitions, non-cash charges related to asset disposals, asset impairments, including intangible asset impairment charges, certain third-party deal costs incurred in connection with our acquisitions or financing arrangements and certain other costs.
4.Represents duplicate rent and occupancy costs for our Richmond, CA, Miami, FL, Portland, OR and Gibbstown NJ facilities.
5.Represents moving expenses for the consolidation and expansion of our Miami, FL facilities.

THE CHEFS’ WAREHOUSE, INC.
RECONCILIATION OF ADJUSTED NET INCOME TO NET INCOME
(unaudited; in thousands except share amounts and per share data)

	Thirteen Weeks Ended		Thirty-Nine Weeks Ended
	September 29, 2023	September 23, 2022	September 29, 2023	September 23, 2022
Net income	$7,322	$8,277	$18,590	$26,577

Adjustments to reconcile net income to adjusted net income (1):
Other operating expenses, net (2)	2,534	5,458	8,269	10,504
Duplicate rent (3)	1,959	991	6,019	4,277
Moving expenses (4)	10	—	196	—
Debt modification and extinguishment expenses (5)	—	4,640	—	4,709
Write-off of unamortized deferred financing fees and other third party financing costs (5)	770	—	1,146	—
Tax effect of adjustments (6)	1,112	(2,994)	(2,476)	(5,262)

Total adjustments	6,385	8,095	13,154	14,228

Adjusted net income	$13,707	$16,372	$31,744	$40,805

Diluted adjusted net income per common share	$0.33	$0.41	$0.79	$1.02

Diluted shares outstanding - adjusted	45,717,496	42,135,106	45,638,744	41,942,676

1.We are presenting adjusted net income and adjusted net income per share, which are not measurements determined in accordance with U.S. generally accepted accounting principles, or GAAP, because we believe these measures provide additional metrics to evaluate our operations and which we believe, when considered with both our GAAP results and the reconciliation to net income available to common stockholders, provide a more complete understanding of our business than could be obtained absent this disclosure. We use adjusted net income available to common stockholders and adjusted net income per share, together with financial measures prepared in accordance with GAAP, such as revenue and cash flows from operations, to assess our historical and prospective operating performance and to enhance our understanding of our core operating performance. The use of adjusted net income available to common stockholders and adjusted net income per share as performance measures permits a comparative assessment of our operating performance relative to our performance based upon our GAAP results while isolating the effects of some items that vary from period to period without any correlation to core operating performance or that vary widely among similar companies.

2.Represents non-cash changes in the fair value of contingent earn-out liabilities related to our acquisitions, non-cash charges related to asset disposals, asset impairments, including intangible asset impairment charges, certain third-party deal costs incurred in connection with our acquisitions or financing arrangements and certain other costs.

3.Represents duplicate rent and occupancy costs for our Richmond, CA, Miami, FL, Portland, OR and Gibbstown, NJ facilities.

4.Represents moving expenses for the consolidation and expansion of our Miami, FL facilities.

5.Represents interest expense related to write-off of certain deferred financing fees and other third party costs related to our credit agreements.

6.Represents the adjustments to the tax provision values to normalize our annual effective tax rate on adjusted pretax earnings.

THE CHEFS’ WAREHOUSE, INC.
RECONCILIATION OF ADJUSTED NET INCOME PER SHARE
(unaudited; in thousands except share amounts and per share data)

	Thirteen Weeks Ended		Thirty-Nine Weeks Ended
	September 29, 2023	September 23, 2022	September 29, 2023	September 23, 2022
Numerator:
Adjusted net income	$13,707	$16,372	$31,744	$40,805
Add effect of dilutive securities:
Interest on convertible notes, net of tax	1,369	719	4,106	2,048
Adjusted net income available to common shareholders	$15,076	$17,091	$35,850	$42,853
Denominator:
Weighted average basic common shares outstanding	37,692,588	37,120,926	37,611,179	37,047,653
Dilutive effect of unvested common shares	594,416	316,358	580,675	304,391
Dilutive effect of options and warrants	37,675	81,789	54,073	65,652
Dilutive effect of convertible notes	7,392,817	4,616,033	7,392,817	4,524,980
Weighted average diluted common shares outstanding	45,717,496	42,135,106	45,638,744	41,942,676

Adjusted net income per share:
Diluted	$0.33	$0.41	$0.79	$1.02

THE CHEFS’ WAREHOUSE, INC.
RECONCILIATION OF ADJUSTED EBITDA GUIDANCE FOR FISCAL 2023
(unaudited; in thousands)

	Low-End Guidance	High-End Guidance
Net Income:	$33,700	$37,300
Provision for income tax expense	17,100	18,700
Depreciation & amortization	55,000	56,000
Interest expense	46,000	46,000
EBITDA (1)	151,800	158,000

Adjustments:
Stock compensation (2)	21,000	21,500
Duplicate rent (3)	7,000	7,300
Other operating expenses (4)	8,000	9,000
Moving expenses (5)	200	200
Adjusted EBITDA (1)	$188,000	$196,000

1.We are presenting estimated EBITDA and Adjusted EBITDA, which are not measurements determined in accordance with the U.S. generally accepted accounting principles, or GAAP, because we believe these measures provide additional metrics to evaluate our currently estimated results and which we believe, when considered with both our estimated GAAP results and the reconciliation to our estimated net income, provide a more complete understanding of our business than could be obtained absent this disclosure. We use EBITDA and Adjusted EBITDA, together with financial measures prepared in accordance with GAAP, such as revenue and cash flows from operations, to assess our historical and prospective operating performance and to enhance our understanding of our performance relative to our performance based upon GAAP results while isolating the effects of some items that vary from period to period without any correlation to core operating performance or that vary widely among similar companies.

2.Represents non-cash stock compensation expense associated with awards of restricted shares of our common stock and stock options to our key employees and our independent directors.

3.Represents rent and occupancy costs expected to be incurred in connection with our facility consolidations while we are unable to use those facilities.

4.Represents non-cash changes in the fair value of contingent earn-out liabilities related to our acquisitions, non-cash charges related to asset disposals, asset impairments, including intangible asset impairment charges, certain third-party deal costs incurred in connection with our acquisitions or financing arrangements and certain other costs.

5.Represents moving expenses for the consolidation and expansion of our Miami, FL facilities.